As filed with the Securities and Exchange Commission on January 24, 2007
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933

BROADCOM CORPORATION
(Exact name of registrant as specified in its charter)

California	33-0480482
(State or other jurisdiction	(IRS Employer Identification No.)
of incorporation or organization)
16215 Alton Parkway, Irvine, California 92618
(Address of principal executive offices) (Zip Code)

Broadcom Corporation 2007 International Employee Stock Purchase Plan
(Full title of the Plans)

David A. Dull, Esq.
Senior Vice President, Business Affairs, General Counsel and Secretary
Broadcom Corporation
16215 Alton Parkway
Irvine, California 92618
(Name and address of agent for service)
(949) 926-5000
(Telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed	Amount of
	Amount to be	Maximum Offering	Maximum Aggregate	Registration
Title of Securities to be Registered	Registered (1)	Price per Share(2)	Offering Price(2)	Fee(2)
Broadcom Corporation 2007 International Employee Stock Purchase Plan
Class A common stock, $0.0001 par value	2,500,000 shares	N/A	N/A	N/A

(1)	This Registration Statement shall also cover any additional shares of Class A common stock attributable to these registered shares that become issuable under the Registrant’s 2007 International Employee Stock Purchase Plan (the “International Purchase Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s Class A common stock.

(2)	The Registrant has previously registered and paid the applicable registration fees for 4,500,000 shares of its Class A common stock reserved for issuance under the Registrant’s 1998 Employee Stock Purchase Plan, as amended and restated (the “U.S. Purchase Plan”), Registration Statement No. 333-132533 filed with the Securities and Exchange Commission on March 17, 2006. Registrant now intends to use 2,500,000 of such previously-registered shares for issuance to employees of its foreign subsidiaries under the International Purchase Plan, which utilizes the same share reserve as the U.S. Purchase Plan. Accordingly, pursuant to General Instruction E, because those previously-registered shares are merely being re-allocated to a different plan, no additional registration fee is due with respect to such shares.

PART II
Information Required in the Registration Statement
Item 3. Incorporation of Documents by Reference
     Broadcom Corporation (“Broadcom”) hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the “SEC”):
(a)	Broadcom’s amended Annual Report on Form 10-K/A for the year ended December 31, 2005, filed with the SEC on January 23, 2007;

(b)	Broadcom’s amended Quarterly Report on Form 10-Q/A for the three months ended March 31, 2006, and Broadcom’s Quarterly Reports on Form 10-Q for the three months ended June 30, 2006 and September 30, 2006, each filed with the SEC on January 23, 2007;

(c)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”) since the end of the year covered by Broadcom’s Annual Report referred to in (a) above; and

(d)	Broadcom’s Registration Statement No. 000-23993 on Form 8-A filed with the SEC on April 6, 1998, in which there are described the terms, rights and provisions applicable to Broadcom’s Class A common stock, and any other amendments or reports filed for the purpose of updating such description.
     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Unless expressly incorporated into this Registration Statement, a report furnished but not filed on Form 8-K under the 1934 Act shall not be incorporated by reference into this Registration Statement. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not applicable.
Item 5. Interests of Named Experts and Counsel
     Not applicable.
Item 6. Indemnification of Directors and Officers
     Broadcom’s Articles of Incorporation limit the personal liability of its directors for monetary damages to the fullest extent permitted by the California General Corporation Law (the “California Law”). Under the California Law, a director’s liability to a company or its shareholders may not be limited with respect to the following items: (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the company or its shareholders or that involve the absence of good faith on the part of the director, (iii) any transaction from which a director derived an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director’s duty to the company or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director’s duties, of a risk of a serious injury to the company or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director’s duty to the company or its shareholders, (vi) contracts or transactions between the company and a director within the scope of Section 310 of the California Law, (vii) improper distributions, loans and guarantees under Section 316 of the California Law, (viii) acts or omissions occurring prior to the date such provision eliminating or limiting the personal liability of a director became effective or (ix) acts or omissions as an officer, notwithstanding that the officer is also a director or that his or her actions, if negligent or improper, have been ratified by the directors. The limitation of liability does not affect the availability of injunctions and other equitable remedies available to Broadcom’s shareholders for any violation by a director of the director’s fiduciary duty to Broadcom or its shareholders.
     Broadcom’s Articles of Incorporation also include an authorization for Broadcom to indemnify its “agents” (as defined in Section 317 of the California Law) through bylaw provisions, by agreement or otherwise, to the fullest extent permitted by law. Pursuant to this provision, Broadcom’s Bylaws provide for indemnification of Broadcom’s directors. In addition, Broadcom may, at its discretion, provide indemnification to persons whom Broadcom is not obligated to indemnify, including its officers, employees and other agents. The Bylaws also allow Broadcom to enter into indemnity agreements with individual directors, officers, employees and other agents. Such indemnity agreements have been entered into with all directors and executive officers and provide the maximum indemnification permitted by law. These agreements, together with Broadcom’s Bylaws and Articles of Incorporation, may require Broadcom, among other things, to indemnify these directors or executive officers (other than for liability resulting from willful misconduct of a culpable nature), to advance expenses to them as they are incurred, provided that they undertake to repay the amount advanced if it is ultimately determined by a court of competent jurisdiction that they are not entitled to indemnification, and to obtain directors’ and officers’ insurance if available on reasonable terms. Section 317 of the California Law and Broadcom’s Bylaws makes provision for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended (the “1933 Act”).
Item 7. Exemption from Registration Claimed
     Not Applicable.

Item 8. Exhibits

Exhibit Number	Exhibit

4.1
Instruments Defining the Rights of Shareholders. Reference is made to Broadcom’s Registration Statement No. 000-23993 on Form 8-A, together with the amendments and exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.

5.1	Opinion and consent of Morgan, Lewis & Bockius LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-5 of this Registration Statement.

99.1	Broadcom Corporation 2007 International Employee Stock Purchase Plan.
Item 9. Undertakings
     A. The undersigned registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant’s 2007 International Employee Stock Purchase Plan.
     B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California on this 24th day of January 2007.

BROADCOM CORPORATION
By:	/s/ SCOTT A. MCGREGOR
Scott A. McGregor
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS:
     That the undersigned officers and directors of Broadcom Corporation, a California corporation, do hereby constitute and appoint Scott A. McGregor and Henry Samueli, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.
     IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/SCOTT A. MCGREGOR Scott A. McGregor	President, Chief Executive Officer and Director (Principal Executive Officer)	January 24, 2007

/s/ HENRY SAMUELI Henry Samueli, Ph.D.	Chairman of the Board and Chief Technical Officer	January 24, 2007

/s/ BRUCE E. KIDDOO Bruce E. Kiddoo	Vice President and Corporate Controller; Acting Chief Financial Officer (Principal Financial and Accounting Officer)	January 24, 2007

Signature	Title	Date

/s/ GEORGE L. FARINSKY George L. Farinsky	Director	January 24, 2007

/s/ MAUREEN E. GRZELAKOWSKI Maureen E. Grzelakowski	Director	January 24, 2007

/s/ NANCY H. HANDEL Nancy H. Handel	Director	January 24, 2007

/s/ JOHN MAJOR John Major	Director	January 24, 2007

/s/ALAN E. ROSS Alan E. Ross	Director	January 24, 2007

/s/ ROBERT E. SWITZ Robert E. Switz	Director	January 24, 2007

/s/ WERNER F. WOLFEN Werner F. Wolfen	Director	January 24, 2007

EXHIBIT INDEX

Exhibit Number	Exhibit

4.1
Instruments Defining the Rights of Shareholders. Reference is made to Broadcom’s Registration Statement No. 000-23993 on Form 8-A A, together with any exhibits thereto, which is incorporated herein by reference pursuant to Item 3(d) to this Registration Statement.

5.1	Opinion and consent of Morgan, Lewis & Bockius LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Morgan, Lewis & Bockius LLP is contained in Exhibit 5.1.

24.1	Power of Attorney. Reference is made to page II-5 of this Registration Statement.

99.1	Broadcom Corporation 2007 International Employee Stock Purchase Plan.